CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated April 21, 2014, relating to the financial statements and financial highlights, which appear in the February 28, 2014 Annual Reports to Shareholders of Columbia Mid Cap Value Fund, Columbia Small Cap Value Fund II, Columbia Mid Cap Index Fund, Columbia Large Cap Index Fund, Columbia Select Large Cap Equity Fund (formerly Columbia Large Cap Core Fund), Columbia Marsico Focused Equities Fund, Columbia Small Cap Index Fund, Columbia Marsico 21st Century Fund, Columbia Large Cap Enhanced Core Fund, Columbia Marsico Growth Fund, Columbia Marsico International Opportunities Fund, Columbia Marsico Global Fund, Columbia Convertible Securities Fund, Columbia International Value Fund, Columbia Multi-Advisor International Equity Fund and Columbia Overseas Value Fund (sixteen of the funds constituting Columbia Funds Series Trust), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota
June 23, 2014